                                                                    EXHIBIT 10.1



                    SECOND AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT


                  THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and dated as of the 18th day of June, 1999, by and among SANWA BANK CALIFORNIA ("Sanwa") and IMPERIAL BANK, as the current Lenders under the Credit Agreement referred to below (and as the term "Lenders" and capitalized terms not otherwise defined herein are used in the Credit Agreement), SANWA, in its capacity as Agent for the Lenders, and EQUITY MARKETING, INC., a Delaware corporation (the "Company").


                                    RECITALS

                  A. Pursuant to that certain Amended and Restated Credit Agreement dated as of December 10, 1998, by and among the Agent, the Lenders and the Company (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

                  B. The Company, the Agent and the Lenders desire to modify the Credit Agreement in certain respects as set forth more particularly below.

                  NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    AGREEMENT

         1. Modification of Credit Limit. To reflect the agreement of the parties to modify the aggregate dollar amount of Loans and Letters of Credit which may be outstanding under the Loan Documents, the parties hereto hereby agree that effective as of the Effective Date (as such term is defined in Paragraph 10 below) the definition of the term "Credit Limit" set forth in Paragraph 12 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "'Credit Limit' shall mean: (a) to but not including November 1, 1999, $30,000,000, or (b) from and including November 1, 1999 to and including the Maturity Date, $25,000,000, provided that the then current Credit Limit may at any date be decreased by written agreement of the Company, the Agent and one hundred percent (100%) of the Lenders."

         2. Modification of Maturity Date. To reflect the agreement of the parties to modify the Maturity Date of the Credit Agreement, the parties hereto hereby agree that effective as of the Effective Date the definition of the term "Maturity Date" set forth in Paragraph 12 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "'Maturity Date' shall mean the earlier of: (a) June 30, 2000, and (b) the date the Lenders terminate their obligation to make further Loans hereunder pursuant to Paragraph 9 above."

         3. Collateral Coverage Requirements. To reflect the agreement of the parties to incorporate certain restrictions on availability of Loans under the Loan Documents based upon the designated "Collateral Value" of certain assets supporting such credit extensions, the parties hereto hereby agree that effective as of the Effective Date:

                  (a) Paragraph 1(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "1(a) Credit Limit. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to but not including the Maturity Date make Loans (the "Loans" or a "Loan"), pro rata in accordance with their respective Percentage Shares, in aggregate amounts not to exceed at any one time outstanding the lesser of:

                                    (1) The Credit Limit, less the aggregate
                  amount of all Outstanding Letters of Credit and all unpaid L/C Drawings, or

                                    (2) The Collateral Value of the Borrowing
                  Base, less the aggregate amount of all unpaid L/C Drawings."

                  (b) A new Paragraph 4(d) is hereby added to the Credit Agreement to read in its entirety as follows:

                           "4(d) Borrowing Base Conformity. In support of its obligation to repay Loans and L/C Drawings, the Company shall cause the Collateral Value of the Borrowing Base to be not less than, at any date, the aggregate principal amount of all outstanding Loans and unpaid L/C Drawings. The Company shall immediately repay Loans and unpaid L/C Drawings to the Agent on behalf of the Lenders, upon telephonic demand by the Agent, in the amount by which the aggregate principal amount of outstanding Loans and unpaid L/C Drawings exceeds the limitation set forth above."

                  (c) Paragraph 7(b) of the Credit Agreement is hereby amended to delete the word "and" appearing immediately after the semi-colon at the end of subparagraph (3) thereof, to renumber subparagraph (4) as subparagraph (6) and to insert new subparagraphs (4) and (5) to read in their entirety as follows:

                           "(4) No later than ten (10) Business Days after the last day of each month, a Borrowing Base Certificate which shall be accompanied by an inventory certificate in form satisfactory to the Agent;

                           (5) During the period beginning May 1, 1999 and ending September 30, 1999, no later than the close of business of the Agent on the second Business Day of each week, as of the close of business of the Company on the last Business Day of the immediately preceding week, an Abbreviated Borrowing Base Certificate; and"

                  (d) Paragraph 12 of the Credit Agreement is hereby amended to add, in correct alphabetical order, the following definitions:

                  "'Abbreviated Borrowing Base Certificate' shall mean a certificate in substantially the form of that attached hereto as Exhibit L.'

                  "'Borrowing Base' shall mean at any date all Eligible Accounts and all Eligible Inventory included in the calculation of the Collateral Value of the Borrowing Base at such date."

                  "'Borrowing Base Certificate' shall mean a certificate in substantially the form of that attached hereto as Exhibit M.'

                  "'Collateral Value of the Borrowing Base' shall mean at any date the aggregate amount calculated with respect to each Eligible Account and each item of Eligible Inventory included in the Borrowing Base at such date as follows:

                           (a) During the period from May 1, 1999 to and
including September 30, 1999, the sum of:

                                    (1) Eighty percent (80%) of the outstanding
                  principal balance of such Eligible Accounts, plus

                                    (2) The lesser of: (i) sixty-five percent
                  (65%) of the Inventory Value of such Eligible Inventory, or
                  (ii) $4,500,000.00, and

                           (b) At all other times, eighty percent (80%) of the outstanding principal balance of such Eligible Accounts included in the Borrowing Base, it being agreed and understood that from and after September 30, 1999 Eligible Inventory shall not be included in the calculation of the Collateral Value of the Borrowing Base."

                  "'Core Products' shall mean: (a) all promotional products acquired by the Company or any of its Subsidiaries for delivery under existing legally binding and enforceable purchase contracts or purchase orders with domestic and foreign buyers, or (b) consumer products in the nature of collectibles and toys, including those manufactured pursuant to ever-green toy licenses, acquired by the Company or any of its Subsidiaries for sale to third parties, which products are not manufactured primarily in connection with specific movie or other entertainment media releases."

                  "'Eligible Account' shall mean an account receivable of the Company or any of its Subsidiaries (net of any credit balance, trade discount, or unbilled amount or retention) for which each of the following statements is accurate and complete (and the Company by including such account receivable in any computation of the Collateral Value of the Borrowing Base shall be deemed to represent and warrant to the Agent and the Lenders that such statements are accurate and complete in all material respects):

                           (a) Said account receivable is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms;

                           (b) Said account receivable is genuine, in all respects as appearing on its face or as represented in the books and records of the Company and its Subsidiaries, and all information set forth therein is true and correct;

                           (c) Said account receivable is free of all default of any party thereto (other than as permitted pursuant to subparagraph (d) below), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

                           (d) The payment of said account receivable is not more than ninety (90) days past due the invoice date thereof;

                           (e) Said account receivable is free of concessions or understandings with the obligor thereon of any kind not disclosed to the Agent in writing;

                           (f) Said account receivable is, and at all times will be, free and clear of all liens, encumbrances, charges, rights and interests of any kind, except in favor of the Agent on behalf of the Lenders;

                           (g) Said account receivable is derived from sales made or services rendered to the obligor in the ordinary course of the business of the Company or such Subsidiary;

                           (h) The obligor on said account receivable: (1) is located within the United Sates of America, the District of Columbia or Canada; (2) is not the subject of any bankruptcy or insolvency proceeding, nor has a trustee or receiver been appointed for all or a substantial part of its property, nor has said obligor made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business; (3) is not affiliated, directly or indirectly, with the Company, as a Subsidiary or other Affiliate or employee, officer, shareholder, or director of the Company; and (4) is not a state or federal governmental department, commission, board, bureau or agency (a "Governmental Receivable"), unless either: (i) the Agent receives such evidence as it may require that such state or federal governmental department, commission, board, bureau or agency has acknowledged the perfection and priority of the Agent's security interest in said Governmental Receivable, including, without limitation, evidence of compliance with the Assignment of Claims Act of 1940, as amended, if applicable, or (ii) the dollar amount of said Governmental Receivable when added to the dollar amount of all other Governmental Receivables included in the calculation of the Collateral Value of the Borrowing Base which do not meet the requirements of subparagraph (i) above does not exceed $200,000.00;

                           (i) Said account receivable did not arise from sales to an obligor whose total accounts receivable owing to the Company and its Subsidiaries constitutes more than fifteen percent (15%) of all of the outstanding accounts receivable of the Company and its Subsidiaries; provided, however, that if the statement set forth in the preceding sentence is untrue with respect to said account receivable but said account receivable arose from sales to a Burger King Distribution Center, then said account receivable may be included in the Borrowing Base, and, provided further, that nothing contained herein shall exclude accounts receivables of such obligor from inclusion in the calculation of the Collateral Value of the Borrowing Base in a dollar amount up to fifteen percent (15%) of all outstanding accounts receivables of the Company and its Subsidiaries;

                           (j) Said account receivable did not arise from sales to an Obligor as to whom the payments of more than twenty percent (20%) or more of the total accounts receivable owing by such Obligor to the Company and its Subsidiaries are more than ninety (90) days past due the invoice dates thereof; provided, however, that if the statement set forth in the preceding sentence is untrue with respect to said account receivable but said account receivable arose from sales to a Burger King Distribution Center, then said account receivable may be included in the Borrowing Base;

                           (k) The Agent holds for the benefit of the Lenders a first priority perfected security interest in said account receivable; and

                           (l) Said account receivable is not otherwise unsatisfactory to the Agent in its reasonable business judgment (it being agreed and understood that if said account receivable meets the requirements of subparagraphs (a) through (k) hereof, it will only be rejected under this subparagraph (l) for an unrelated reason)."

                 "'Eligible Inventory' shall mean all domestic finished goods inventories and finished goods inventories on vessels destined for delivery within the United States of America or Canada owned by the Company or any of its Subsidiaries for which each of the following statements is accurate and complete (and the Company by including such inventories in any computation of the Collateral Value of the Borrowing Base shall be deemed to represent and warrant to the Agent and the Lenders that such statements are accurate and complete in all materials respects):

                           (a) Said inventories have been identified for delivery under a legally binding and enforceable purchase order or other contract;

                           (b) Said inventories consist of or are components of Core Products;

                           (c) Said inventories are free and clear of all liens, encumbrances, charges, rights and interests of any kind, except in favor of the Agent on behalf of the Lenders, minus all related returns,


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

         allowances, reserves, and accruals, liquidation inventory, suboptimal and uneconomical quantities, and parts;

                           (d) Said inventories are supported by: (1) a written approval in form reasonably acceptable to the Agent, a copy of which has been provided to the Agent, executed by the buyer of said inventories prior to the date such inventories were shipped, pursuant to which said buyer certifies that it has tested to its satisfaction and accepted such inventories for delivery; (2) evidence that the goods were shipped by the vendor to the Company or its Subsidiaries in time for the Company to meet such buyer's delivery date; and (3) evidence that said inventories (i) were purchased on open account or (ii) if the purchase price of such inventories were supported by a Letter of Credit, such Letter of Credit has been drawn upon and the proceeds of the Loan made against that portion of the Collateral Value of the Borrowing Base representing such inventories will be used to repay the related L/C Drawing;

                           (e) Unless said inventories are in transit to the United States of America or Canada, in which case such inventories are covered by, and the Agent is named as loss payee with respect to, marine loss insurance policies reasonably satisfactory to the Agent, the Agent holds for the benefit of the Lenders a first priority perfected security interest in said inventories; and

                           (f) Said inventories do not constitute: (1) packaging and parts; (2) obsolete inventory; or (c) inventories otherwise unacceptable to the Agent in its reasonable business judgment (it being agreed and understood that if said inventories meet the requirements of subparagraphs (a) through (e) hereof, they will only be rejected under this subparagraph (f) for an unrelated reason)."

                  "'Inventory Value' shall mean with respect to any item of Eligible Inventory the lower of cost or market determined in accordance with GAAP."

         4. Modification of Interest Rates. To reflect the agreement of the parties to modify the interest rates applicable to COF Rate Loans and Reference Rate Loans, the parties hereto hereby agree that effective as of the Effective Date Paragraph 1(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "1(b) Calculation of Interest. The Company shall pay interest on Loans outstanding hereunder from the date disbursed to but not including the date of payment at a rate per annum equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs 1(e) and 3(j) below): (1) with respect to each Loan which is a COF Loan, at the COF Rate for the applicable Interest Period plus three percent (3.00%), and (2) with respect to each Loan which is a Reference Rate Loan, at the Reference Rate during the applicable computation period plus one-half of one percent (0.50%)."

         5. Modification of Letter of Credit Facility. To reflect the agreement of the parties to modify the conditions under which Letters of Credit may be issued and renewed under the Credit Agreement, the parties hereto hereby agree that effective as of the Effective Date:

                  "2(b) Issuance of New Letters of Credit. On the terms and subject to the conditions set forth herein, Sanwa shall from time to time from and after the Effective Date, issue its letters of credit (a "New Letter of Credit" and, collectively, the "New Letters of Credit") for the account of the Company in an amount which when added to the aggregate amount of Loans outstanding hereunder and the aggregate amount of other Outstanding New Letters of Credit, Pre-Existing Letters of Credit and unpaid L/C Drawings will not exceed the Credit Limit. Each New Letter of Credit shall be requested by the Company at least one Business Day prior to the proposed issuance date by delivery to Sanwa of a duly executed Letter of Credit Application, with a copy to the Agent, accompanied by all other documents, instruments and agreements as Sanwa may require (the "L/C Documents"). New Letters of Credit shall be issued pursuant to the following additional terms and conditions:

                           (1) No New Letter of Credit (and no Pre-Existing
                  Letter of Credit upon any renewal thereof) shall have a stated expiration date (or provide for the extension of such


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

                  stated expiration date or the issuance of any replacement therefor) later than the earlier of: (1) the 180 days following the issuance (or renewal) date thereof, and (2) the Maturity Date;

                           (2) All New Letters of Credit which are in the nature
                  of commercial/documentary (as opposed to standby) letters of credit shall be issued for the purpose of facilitating the importation of Eligible Inventory; provided, however, that New Letters of Credit in an aggregate amount not to exceed $2,500,000.00 Outstanding may be issued for the purpose of facilitating the importation of Core Products which do not constitute Eligible Inventory; and

                           (3) Outstanding Letters of Credit, including New
                  Letters of Credit and Pre-Existing Letters of Credit, which are in the nature of standby (as opposed to commercial/documentary) may not exceed $450,000.00 in the aggregate."

         6. Modification of Non-Usage Fee. To reflect the agreement of the parties to modify the amount of the non-usage fee payable by the Company to the Lenders, the parties hereto hereby agree that effective as of the Effective Date Paragraph 3(i)(1)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(i) On the first Business Day of the first month of each calendar quarter (and on the Maturity Date) for the immediately preceding calendar quarter (or portion thereof) a non-usage fee in the amount set forth in a fee billing delivered by the Agent to the Company, which non-usage fee shall be computed at the per annum rate of one-half of one percent (0.50%) against: a. the average daily Credit Limit in effect during the immediately preceding calendar quarter (or portion thereof), minus b. the daily average amount of Loans outstanding and Outstanding Letters of Credit during the immediately preceding calendar quarter (or portion thereof);"

         7. Modification of Financial Covenants. To reflect the agreement of the parties to modify certain of the financial covenants set forth in the Credit Agreement, the parties hereto hereby agree that effective as of the Effective
Date:

                  (a) Paragraph 8(i) is hereby amended to read in its entirety as follows:

                           "8(i) Minimum Tangible Net Worth. Permit the
         Company's consolidated Tangible Net Worth to be less than (i) as of March 31, 1999, $8,000,000, (ii) as of June 30, 1999, $10,600,000,
         (iii) as of September 30, 1999, $13,100,000, (iv) as of December 31, 1999, $15,000,000, and (v) as of March 31, 2000, $14,400,000."

                  (b) Paragraph 8(j) is hereby amended to read in its entirety as follows:

                           "8(j) Ratio of Total Liabilities to Tangible Net Worth. Permit the Company's ratio of consolidated Total Liabilities to consolidated Tangible Net Worth to be more than (i) as of March 31, 1999, 4.00:1.00, (ii) as of June 30, 1999, 6.20:1.00, (iii) as of
         September 30, 1999, 3.50:1.00, (iv) as of December 31, 1999, 2.75:1.00,
         and (v) as of March 31, 2000, 2.25:1.00."

                  (c) Paragraph 8(k) is hereby amended to read in its entirety as follows:

                           "8(k) Minimum Current Ratio. Permit the Company's ratio of consolidated Current Assets to consolidated Current Liabilities for any calendar quarter to be less than 1.00:1.00."

                  (d) Paragraph 8(l) is hereby amended to read in its entirety as follows:

                           "8(l) Maximum Funded Debt Coverage Ratio. Permit as of the last day of any calendar quarter the ratio of (i) Funded Debt of the Company and its consolidated Subsidiaries during such quarter


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

         to (ii) EBITDA of the Company and its consolidated Subsidiaries during such quarter and the immediately preceding three calendar quarters to exceed (x) as of the last day of the calendar quarter ending March 31, 1999, 1.50:1.00, (y) as of the last day of the calendar quarter ending June 30, 1999, 3.00:1.00, and (z) as of the last day of any calendar quarter thereafter, 2.00:1.00."

                  (e) Paragraph 8(m) is hereby amended to read in its entirety as follows:

                           "8(m) Minimum Fixed Charge Coverage Ratio. Permit as of the last day of any calendar quarter the ratio of (i) EBITDA of the Company and its consolidated Subsidiaries during such quarter and the immediately preceding three calendar quarters to (ii) Interest Expense of the Company and its consolidated Subsidiaries during such four calendar quarters plus Taxes paid by the Company and its consolidated Subsidiaries for such four calendar quarters to be less than (w) as of the last day of the calendar quarter ending March 31, 1999, 3.10:1.00,
         (x) as of the last day of the calendar quarter ending June 30, 1999, 2.95:1.00, (y) as of the last day of the calendar quarter ending September 30, 1999, 2.50:1.00, and (z) as of the last day of any calendar quarter thereafter, 2.00:1.00."

                  (f) Paragraph 8(n) is hereby amended to read in its entirety as follows:

                           "8(n) Net Profit After Taxes; Quarterly Net Income.
         Permit: (1) the Company's consolidated Net Profit After Taxes for any fiscal year to be less than $1.00; or (2) commencing with the fiscal quarter ending June 30, 1999, the Company's consolidated net income (as shown on the quarterly financial statements delivered pursuant to Paragraph 7(a) above) to be less than $0.00 for any two consecutive quarters."

                  (g) Paragraph 8(o) is hereby amended to read in its entirety as follows:

                           "8(o) Capital Expenditures. And shall not permit any Subsidiary to, make or commit to make (by way of acquisition of the securities of any Person or otherwise), Capital Expenditures, taken in the aggregate for the Company and its consolidated Subsidiaries, in excess of $2,000,000.00 for any fiscal year."

         8. Modification of Definitions. To reflect the agreement of the parties to modify certain definitions set forth in the Credit Agreement, the parties hereto hereby that effective as of the Effective Date Paragraph 12 of the Credit Agreement is hereby amended as follows:

                  (a) The definitions of the terms "Annual Commitment Reduction Amount," "Applicable COF Rate," "Applicable COF Spread," "Applicable Reference Rate" and "Applicable Reference Rate Spread," are hereby deleted in their entirety.

                  (b) The definition of the term "EBITDA" is hereby amended to read in its entirety as follows:

                           "'EBITDA' shall mean for any period the sum of (a) net income (or net loss) plus (b) all amounts treated as expenses for interest, amortization, depreciation, taxes (to the extent included in the determination of net income (or net loss), and other non-cash charges for such period, and, for the calendar quarters ending March 31, 1999, June 30, 1999 and September 30, 1999, (c) the sum of (i)
         business processing re-engineering expenses of $2,220,000.00 at December 31, 1998, (ii) restructuring expenses of $4,121,000.00 at December 31, 1998, and (iii) impairment of asset charges of $6,712,000.00 at December 31, 1998."

         9. Reaffirmation of Security Agreement. The Company hereby affirms and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Secured Parties under the Security Agreement or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Security Agreement includes, without limitation, the


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

Obligations of the Company under the Credit Agreement as amended hereby and (c) the Security Agreement remains in full force and effect.

         10. Effective Date. This Amendment shall be effective as of the date (the "Effective Date") that the Agent receives the following:

                  (a) Duly executed signature pages for this Amendment from each party hereto;

                  (b) An amendment and waiver fee payable to the Agent for the pro rata benefit of the Lenders in an amount equal to $75,000.00; and

                  (c) Such other resolutions, incumbency certificates, good standing certificates or other documents as the Agent may reasonably request.

         11. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders as follows:

                  (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  (b) At and as of the date of execution hereof and at and as of the Effective Date of this Amendment and both prior to and after giving effect hereto: (i) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects, and (ii) there has not occurred an Event of Default or Potential Default.

         12. No Other Amendment. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

         13. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                                  EQUITY MARKETING, INC.,
                                                  a Delaware corporation



                                                  By \s\ TERESA P. COVINGTON
                                                     ---------------------------
                                                  Name   Teresa P. Covington
                                                       -------------------------
                                                  Title  Vice President, Finance
                                                        ------------------------

                                SANWA BANK CALIFORNIA, as Agent and as a Lender



                                By \s\ JUDY TU
                                   --------------------------------
                                Name   Judy Tu
                                     ------------------------------
                                Title  Commercial Banking Officer
                                      -----------------------------


                                IMPERIAL BANK, as a Lender



                                By \s\ JENNIFER HUANG
                                   --------------------------------
                                Name   Jennifer Huang
                                     ------------------------------
                                Title  Commercial Loan Officer
                                      -----------------------------


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